Grant Thornton (GRAPHIC-LOGO)
                                                              GRANT THORNTON LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         We have issued our reports dated August 11, 1995 accompanying the June 30, 1995 consolidated statement of financial condition of Troy Hill Bancorp, Inc. and subsidiary and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the two years in the period ended June 30, 1995 incorporated by reference in the Annual Report of Troy Hill Bancorp, Inc on Form 10-K for the year ended June 30, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Troy Hill Bancorp, Inc on Form S-8 (File No. 33-98760, effective October 30,
1995)


                                                  s/sGrant Thornton LLP
                                                  ---------------------
                                                     Grant Thornton LLP

Chicago, Illinois
October 10, 1996